Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 18, 2024, with respect to the consolidated financial statements of Forte Biosciences, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Diego, California

February 7, 2025